EXHIBIT 10.2
REVOLVING NOTE

$33,333,333.34	March 31, 2011
          FOR VALUE RECEIVED, the undersigned, MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), hereby promises to pay to the order of UNION BANK, N.A., a national banking association (“Payee”), on or before the Revolving Loans Maturity Date, in lawful money of the United States of America and in immediately available funds, the principal sum of THIRTY-THREE MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 34/100THS DOLLARS ($33,333,333.34), or such lesser sum as shall equal the aggregate outstanding principal amount of the Revolving Loans made by Payee to Borrower pursuant to the Credit Agreement (as defined below).
          Borrower further promises to make principal reduction payments on the outstanding principal amount of this Revolving Note (this “Note”) in the amounts and on the dates specified in the Credit Agreement.
          Borrower further promises to pay interest on the outstanding principal amount of this Note at such rates of interest, including the Default Rate, if applicable, and at such dates as are specified in the Credit Agreement.
          Except as otherwise provided in the Credit Agreement, if any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
          Borrower shall make all payments due hereunder to Administrative Agent for the account of Payee in immediately available Dollars, not later than 12:00 p.m., Pacific time, on the day of payment, by wire transfer pursuant to the wire instructions set forth below or pursuant to such other wire instructions as Administrative Agent may from time to time specify by notice to Borrower:
Union Bank, N.A.
ABA#: 122-000-496
Account#: 77070196431
Account: Wire Transfer Clearing
Attn: Commercial Loan Operations
          Upon the occurrence and during the continuance of an Event of Default, this Note may, without demand, notice, or legal process of any kind, except as otherwise provided by Section 8.2 of the Credit Agreement, be declared, and upon such declaration immediately shall become, or upon certain circumstances set forth in the Credit Agreement may become without declaration, due and payable.

          Capitalized terms or matters of construction defined or established in Article 1 of the Revolving Credit and Term Loan Agreement dated as of October 28, 2009, by and among the Lenders, Union Bank, N.A., as Administrative Agent for the Lenders, and Borrower (including all annexes, exhibits and schedules thereto, and as the same may be subsequently amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), shall be applied herein as defined or established therein. This Note is issued pursuant to the Credit Agreement, is one of the “Revolving Notes” referred to therein, and is entitled to the benefit and security of the Loan Documents provided for therein, to which a reference is hereby made for a statement of all of the terms and conditions under which the Revolving Loans are made and are to be repaid. All of the terms, covenants, and conditions of the Credit Agreement and all other instruments evidencing or securing the Obligations hereunder, including the Loan Documents, are hereby made a part of this Note and are deemed incorporated herein in full. The principal balance of the Revolving Loans owing to Payee, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof shall be recorded by Payee and Administrative Agent on their respective books and records; provided, that the failure by Payee or Administrative Agent to make any such recordation shall not affect the obligations of Borrower to make payment when due of any amount owing under the Loan Documents in respect of the Revolving Loans owed to Payee.
          This Note is secured by the liens and security interests granted to Administrative Agent for the benefit of Lenders and Bank Product Providers pursuant to the Loan Documents.
          Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower waives presentment for payment, notice of dishonor, protest and notice of protest.
          THIS NOTE IS SUBJECT TO THE TERMS OF ANY ALTERNATIVE DISPUTE RESOLUTION AGREEMENT NOW OR HEREAFTER ENTERED INTO PURSUANT TO OR IN CONNECTION WITH THE CREDIT AGREEMENT.
          THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
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MOTORCAR PARTS OF AMERICA, INC., a New York corporation
By:	/s/ Selwyn Joffe
	Name:	Selwyn Joffe
	Title:	CEO

Revolving Note-Union Bank